Exhibit 3.2

                            AMENDED AND RESTATED

                                  BY-LAWS

                                     OF

                        ENVIRODYNE INDUSTRIES, INC.
                   (hereinafter called the "Corporation")


                                  ARTICLE I
                                   OFFICES

                    Section 1. Registered Office. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

                    Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                  ARTICLE II
                           MEETINGS OF STOCKHOLDERS

                    Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                    Section 2.  Annual Meetings.  The Annual
          Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

                    Section 3. Notice of Stockholder Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or
          (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 3.

                    In addition to any other applicable
          requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                    For such notice to be timely for the 1997
          Annual Stockholders' Meeting on May 16, 1997, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation on or before March 28, 1997. Thereafter, to be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
          (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

                    To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
          (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of the directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

                    No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section
          3. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                    Notwithstanding anything in the third paragraph of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.

                    Section 4. Notice of Stockholder Proposals of Business. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or
          (c) otherwise properly brought before the annual meeting by any stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this
          Section 4.

                    In addition to any other applicable
          requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                    For such notice to be timely for the 1997
          Annual Stockholders' Meeting on May 16, 1997, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation on or before March 28, 1997. Thereafter, to be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
          (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

                    To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                    No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                    Section 5.  Definition.  For purposes of
          Sections 3 and 4 of these By-laws, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Bloomberg or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                    Section 6. Special Meetings. Special Meetings of Stockholders may be called as provided for in the Amended and Restated Certificate of Incorporation. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at all Special Meetings shall be confined to the purposes stated in the call.

                    Section 7.  Quorum.  Except as otherwise
          provided by law or by the Amended and Restated Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

                    Section 8. Voting. Unless otherwise required by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws, (i) any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat and
          (ii) each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

                    Section 9.  List of Stockholders Entitled to
          Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

                    Section 10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                 ARTICLE III
                                  DIRECTORS

                    Section 1.  Number and Qualification.  The
          authorized number of directors that shall constitute the entire Board of Directors of the Corporation shall be five (5), at least two (2) of whom shall be Independent Directors (as defined in Section 11).

                    Section 2. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Certificate of Incorporation or by these Amended and Restated By-Laws directed or required to be exercised or done by the stockholders.

                    Section 3. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors at a duly called meeting of the Board of Directors; provided, that any director not present at such meeting must be given notice of any scheduled future regular meeting within twenty-four (24) hours of the meeting he or she was unable to attend. Special meetings of the Board of Directors may be called by the President or by a majority of the Board of Directors in a duly called meeting of the Board of Directors. Notice of any Special Meeting stating the purpose, place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting or by telephone, electronic facsimile or telegram on not less than twenty-four (24) hours' notice. In the event a director is unable to attend a meeting in person, the Board of Directors shall use all reasonable efforts to allow such director to attend such meeting by conference telephone or similar communications equipment.

                    Section 4. Quorum. Except as may be otherwise specifically provided by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                    Section 5. Actions of Board. Unless otherwise provided by the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board of Directors or committee.

                    Section 6. Regulations; Manner of Acting. To the extent consistent with applicable law, the Amended and Restated Certificate of Incorporation and these Amended and Restated By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate.

                    Section 7.  Meetings by Means of Conference
          Telephone. Unless otherwise provided by the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

                    Section 8. Committees. The Board of Directors may designate and establish one or more committees of the Board of Directors only by resolution passed by not less than 80% of the authorized number of directors of the Corporation. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Such appointee must meet any criteria for directors set forth in these Bylaws, the resolutions of the Board of Directors designating any committee and in applicable law. Except as set forth in these Amended and Restated Bylaws, any such committee, to the extent provided in the resolution of the Board of Directors passed by not less than 80% of the authorized number of directors of the Corporation and subject to any restrictions or limitations on the delegation of power and authority imposed by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required; provided, that the IPTC shall be required to disclose to the other members of the Board of Directors not on the IPTC and to any Excluded IPTC Member (as defined in Section 12) only such information (including, without limitation, any legal, financial or other advice given to the IPTC by its advisors) as a majority of the members of the IPTC deems appropriate from time to time.

                    Section 9. Reliance on Accounts and Reports, etc. A director, or a member of any Committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                    Section 10. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                    Section 11.  Interested Person Transactions.

                         (a)  Notwithstanding any other provision
          of these Amended and Restated Bylaws, each transaction, or, if an individual transaction constitutes a part of a series of transactions, each series of transactions, proposed to be entered into between the Corporation or any of its Affiliates, on the one hand, and any Interested Person, on the other hand (each an "Interested Person Transaction"), must be approved by not less than 80% of the authorized number of directors of the Corporation (after giving the IPTC a reasonable amount of time to make a recommendation and report as to whether to approve each such transaction). Notwithstanding the foregoing, the sale to, or purchase from an Interested Person of products or raw materials on an arm's-length basis in the ordinary course of the Corporation's business consistent with past practice will not be deemed an Interested Person Transaction. Without limiting the generality of the foregoing, Interested Person Transactions include the following: all compensation arrangements between the Corporation (or its Affiliates) and an Interested Person; any purchase, sale or issuance of securities from an Interested Person to the Corporation (or its Affiliates), or vice-versa; any action by an Interested Person that would result in a delisting of the Corporation's common stock; any payment of a special dividend by the Corporation (or its Affiliate); settlement of litigation involving an Interested Person, on the one hand, and the Corporation, its Affiliates, or any director or officer in his capacity as such, on the other hand; and any other significant transaction between an Interested Person and the Corporation (or its Affiliates).

                         (b)  For the purposes of these Amended and
          Restated Bylaws:

                              (i)  "Interested Person" shall
               mean (A) any director of the Corporation, (B) any person who or which, together with all Affiliates of such person, is the beneficial owner, or part of a Group which is a beneficial owner, directly or indirectly, of twenty percent (20%) or more of the outstanding common stock of the Corporation (a "Twenty Percent Stockholder"), (C) any Affiliate or Associate of any (1) director of the Corporation or (2) Twenty Percent Stockholder or its Affiliates, or (D) any person who commences, discontinues, proposes to settle or otherwise takes any action with respect to Interested Person Proceeding;

                             (ii)  "Affiliate" of a person
               shall mean (A) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (B) any other person that owns, beneficially, directly or indirectly, twenty percent (20%) or more of the outstanding capital share, shares, equity interests, or profits interests of such person or (C) any officer, director, employee, independent contractor, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person);

                            (iii)  "Associate" shall mean (A)
               any person (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such person is a director, officer, employee or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities or profits interests, (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity, (C) any relative or spouse of such person (whether or not such person lives in the same home of such person) or (D) any person who has provided services to, or supplied products or materials to any person (without limiting the generality of the forgoing, including, without limitation, legal, accounting or consulting services) and received compensation in excess of $60,000 in any twelve-month period for such services, products or supplies;

                             (iv)  "person" shall mean and
               include individuals, corporations, limited liability entities, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof;

                              (v)  "control" (including the
               correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through agreement, contract, economic influence, the ownership of voting securities, partnership interests or other equity interests;

                             (vi)  "Group" shall have the
               meaning ascribed to such term in Section
               13(d)(3) of the Securities Exchange Act of
               1934, as amended and in effect on May 1, 1997;

                            (vii)  "Independent Director"
               shall mean any member of the Board of Directors of the Corporation who is neither a Twenty Percent Stockholder nor an Affiliate or Associate of a Twenty Percent Stockholder;

                           (viii)  "Interested Person
               Proceeding" shall mean any judicial,
               administrative, regulatory or arbitral
               proceeding, investigation or inquiry or
               administrative charge or complaint pending at law or in equity before any federal, state, local or foreign governmental or regulatory body or any court against the Corporation or any of its Affiliates, or against its directors and officers in their capacities as such, and brought by, or otherwise maintained or advocated by any Interested Person.

                    Section 12.  Interested Person Transaction
          Committee.

                         (a)  The Board of Directors shall at all
          times have and maintain a standing committee known as the Interested Person Transaction Committee (the "IPTC").
          The IPTC shall be comprised of all of the Independent Directors (as defined in Section 11), each of whom shall be designated to the IPTC by the Board of Directors (or if not designated by the Board of Directors upon request of an Independent Director within 10 days of such request shall be deemed designated to the IPTC automatically and without further action of the Board of Directors). The IPTC shall be comprised of no fewer than two directors. The IPTC shall evaluate and provide recommendations to the Board of Directors with respect to all proposed Interested Person Transactions (as defined in Section 11) (each a "Proposed Interested Person Transaction") prior to the approval of any Proposed Interested Person Transaction by the Board of Directors pursuant to Article III, Section 11 of these Bylaws. Without limiting the generality of the foregoing, the IPTC shall have the following powers and duties:

                              (i)  to review and evaluate the
               terms and conditions of any Proposed Interested Person Transaction and to determine, as a result of its independent consideration, what actions with respect to any Proposed Interested Person Transaction may be appropriate and in the best interests of the Corporation and its stockholders (including, without limitation, whether any terms or conditions thereof should be modified), and to negotiate on behalf of the Corporation or its Affiliates, prior to the Board of Directors' giving approval to the Proposed Interested Person Transaction pursuant to Article III, Section 11, any modification(s) to the terms and conditions of the Proposed Interested Person Transaction it may deem appropriate and desirable;

                             (ii)  to determine whether any
               Proposed Interested Person Transaction is fair to, and in the best interests of, the Corporation and its stockholders;

                            (iii)  to retain independent legal
               counsel to advise and assist it in connection with evaluating any Proposed Interested Person
               Transaction;

                             (iv)  to retain such other
               consultants and agents including, without limitation, independent investment bankers, as the IPTC may deem necessary or appropriate to perform such services and render such opinions as may be necessary or appropriate for the IPTC to discharge its duties;

                              (v)  to enter into such
               contracts providing for the retention,
               compensation, reimbursement of expenses and disbursements and indemnification of such independent advisors, legal counsel, investment bankers, consultants and agents as the IPTC may deem necessary or appropriate; to the extent that such independent advisors, legal counsel, investment bankers, consultants and agents have been retained by the IPTC, the Corporation shall be authorized and required to pay all fees, expenses and disbursements of such independent advisors, legal counsel, investment bankers, consultants and agents on presentation of statements approved by the IPTC; the IPTC shall have the power to cause the Corporation to establish a trust fund or other funding mechanism for the benefit of such independent advisors, legal counsel, investment bankers, consultants and agents;

                             (vi)  to oversee and control on
               behalf of the Corporation the actions of the Corporation and its counsel with respect to any Interested Person Proceeding (as defined in
               Section 11) and the approval of the funding of any legal costs by the Corporation and the IPTC related thereto; and

                            (vii)  to recommend to the entire
               Board of Directors what action, if any, should be taken by the Corporation with respect to the Proposed Interested Person Transaction.

                         (b)  The IPTC, and each member thereof,
          shall be authorized and empowered to do all acts as may be necessary or appropriate in its or his or her judgment to carry out the duties of the IPTC contemplated hereby.

                         (c)  In consideration for service on the
          IPTC, the members thereof shall be entitled to receive fees and reimbursement of expenses in accordance with the Corporation's policy for Board members serving on committees currently in effect.

                         (d)  The Corporation shall provide to the
          IPTC, each member thereof, and any of its advisers, agents, counsel and designees, such information and materials, including, without limitation, the books, records, projections and financial statements of the Corporation and any of its Affiliates and any documents, reports or studies pertaining to the Proposed Interested Person Transaction as may be useful or helpful in the discharge of the IPTC's duties or as otherwise may be determined by the IPTC, or any member thereof, to be appropriate or advisable in connection with the discharge of the duties of the IPTC and each of its members.

                         (e)  The officers, agents and employees of
          the Corporation are hereby authorized and directed to assist the IPTC and to provide it with all information and documents that it shall request with respect to its consideration and negotiation of the Proposed Interested Person Transaction, or any modification thereof, or such other transaction as it may see fit to consider.

                         (f)  The IPTC is authorized to adopt such
          procedures concerning its operation as it deems necessary or appropriate.

                         (g)  In the event any member of the IPTC
          has an economic interest other than as a director or stockholder of the Corporation with respect to any Proposed Interested Person Transaction (an "Excluded IPTC Member"), such member shall not be (i) entitled to participate in any meeting of the IPTC or part of such meeting involving such Proposed Interested Person Transaction, (ii) authorized to take any action or otherwise have any power as a member of the IPTC with respect to such Proposed Interested Person Transaction or
          (iii) entitled to receive any information from the IPTC or any other members of the IPTC with respect to such Proposed Interested Person Transaction or the IPTC's actions or deliberations related thereto.

                                  ARTICLE IV
                                   OFFICERS

                    Section 1.  General.  The officers of the
          Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws.

                    Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

                    Section 3.  Voting Securities Owned by the
          Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                    Section 4.  President.  The President shall
          preside at all meetings of the stockholders and the Board of Directors at which he is present. He shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Amended and Restated By-Laws, the Board of Directors or the President. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Amended and Restated By-Laws or by the Board of Directors.

                    Section 5. Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

                    Section 6.  Secretary.  The Secretary shall
          attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

                    Section 7.  Treasurer.  The Treasurer shall
          have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the President or the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                    Section 8. Assistant Secretaries. Except as may be otherwise provided in these Amended and Restated By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                    Section 9.  Assistant Treasurers.  Assistant
          Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                    Section 10.  Other Officers.  Such other
          officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                  ARTICLE V
                                    STOCK

                    Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

                    Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                    Section 3.  Lost Certificates.  The Board of
          Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                    Section 4.  Transfers.  Stock of the
          Corporation shall be transferable in the manner prescribed by law and in these Amended and Restated By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

                    Section 5.  Record Date.  In order that the
          Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty
          (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                    Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VI
                                   NOTICES

                    Section 1. Notices. Whenever written notice is required by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by electronic facsimile, telegram, telex or cable.

                    Section 2.  Waivers of Notice.  Whenever any
          notice is required by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                 ARTICLE VII
                              GENERAL PROVISIONS

                    Section 1.  Dividends.  Dividends upon the
          capital stock of the Corporation, subject to the provisions of the Amended and Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                    Section 2.  Disbursements.  All checks or
          demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                    Section 3.  Fiscal Year.  The fiscal year of
          the Corporation shall be fixed by resolution of the Board of Directors.

                    Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 ARTICLE VIII
                               INDEMNIFICATION

                    Section 1.  Power to Indemnify in Actions,
          Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
          The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                    Section 2.  Power to Indemnify in Actions,
          Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                    Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

                    Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 of this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 of this Article VIII shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in
          Section 1 or Section 2 of this Article VIII, as the case may be.

                    Section 5.  Indemnification by a Court.
          Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 and Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this
          Section 5 of this Article VIII shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

                    Section 6.  Expenses Payable in Advance.
          Notwithstanding the provisions of Section 3, expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this
          Article VIII.

                    Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII or designated under Section 12 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, under Section 12 of this
          Article VIII or otherwise.

                    Section 8.  Insurance.  The Corporation may
          purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

                    Section 9. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this
          Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

                    Section 10.  Survival of Indemnification and
          Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and advancement of expenses existing pursuant to this Article VIII with respect to any acts or omissions occurring prior to such repeal or modification.

                    Section 11.  Limitation on Indemnification.
          Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

                    Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

                                  ARTICLE IX
                                  AMENDMENTS

                    These Amended and Restated Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board of Directors only by a vote of at least 80% of the authorized number of directors of the Corporation.